Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

	CONTACT:	R. Jordan Gates
President and Chief Operating Officer
		(206) 674-3427	FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES 2ND QUARTER RESULTS, OPERATING INCOME UP 11%

SEATTLE, WASHINGTON – August 5, 2008, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced net earnings of $71,249,000 for the second quarter of 2008, as compared with $65,489,000 for the same quarter of 2007, an increase of 9%. Net revenues for the second quarter of 2008 increased 12% to $397,325,000 as compared with $354,574,000 reported for the second quarter of 2007. Total revenues and operating income were $1,454,255,000 and $112,971,000 in 2008, as compared with $1,258,618,000 and $101,738,000 for the same quarter of 2007, increases of 16% and 11%, respectively. Diluted net earnings per share for the second quarter were $.32, as compared with $.30 for the same quarter in 2007, an increase of 7%. The Company also reported that same store net revenues and operating income increased 12% and 11%, respectively, for the second quarter of 2008 when compared with 2007.

For the six months ended June 30, 2008, net earnings rose to $137,721,000 from $124,777,000 in 2007, an increase of 10%. Net revenues for the six months increased to $771,653,000 from $688,710,000 for 2007, up 12%. Total revenues and operating income for the six months were $2,761,576,000 and $218,535,000 in 2008, as compared with $2,377,564,000 and $196,263,000 for the same period in 2007, increases of 16% and 11%, respectively. Diluted net earnings per share for the first two quarters of 2008 were $.62, as compared with $.56 for the same period of 2007, an increase of 11%. Same store net revenues and operating income increased 12% and 11%, respectively, for the six months ended June 30, 2008 when compared with same period of 2007.

“This was fundamentally a very strong and a very sound quarter.” commented Peter J. Rose, Chairman and Chief Executive Officer. “We had good solid revenue and net revenue growth of 16% and 12%, respectively, and we did an excellent job of managing those costs over which we had control. Despite absorbing over $5.3 million of non-routine legal and related expenses related to the ongoing Department of Justice investigation, we still managed to post double digit operating income growth of 11%. Without the effect of these non-routine expenses, our operating income would have been up 16%(1) over operating income reported for the second quarter of 2007. To us, those are numbers to be proud of, particularly in light of the Economic Armageddon stories du jour that seem to be omni-present in the media these days.” Rose said.

“We understand that there are struggles going on out there in pockets of the economy, but we’re also fortunate enough, with our broad customer base, to see things that are going extremely well for some companies. Accordingly, we continue to ban the use of the “R” word here and direct our focus on expanding our market share and increasing our customer service capabilities. As always, we’d be remiss not to credit the success we have to the dedication and commitment of our employees. They have always executed well, in good times or in times that many have regarded as difficult. We at Expeditors think it would be a big mistake for anyone to ‘count us out’ early.  That isn’t in our culture.” Rose concluded.

Expeditors is a global logistics company headquartered in Seattle, Washington, the company employs trained professionals in 180 full-service offices, 69 satellite locations and 4 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system. Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.

(1) Second Quarter 2008 Operating Income of $112,971,000, with $5,322,000 of non-routine legal and related expenses added back would have been $118,293,000.  This would have been a 16% increase over the $101,738,000 Operating Income amount reported in the Second Quarter 2007 results.

Expeditors International of Washington, Inc.

2nd Quarter 2008 Earnings Release

August 5, 2008

Expeditors International of Washington, Inc.

Financial Highlights

Three months and Six months ended

June 30, 2008 and 2007

Unaudited

(in 000’s except share data)

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2008	2007	Increase	2008	2007	Increase
Revenues	$1,454,255	$1,258,618	16%	$2,761,576	$2,377,564	16%
Net revenues	$397,325	$354,574	12%	$771,653	$688,710	12%
Operating income	$112,971	$101,738	11%	$218,535	$196,263	11%
Net earnings	$71,249	$65,489	9%	$137,721	$124,777	10%
Diluted earnings per share	$.32	$.30	7%	$.62	$.56	11%
Basic earnings per share	$.33	$.31	6%	$.65	$.58	12%
Diluted weighted average shares outstanding	220,515,987	221,716,414		220,490,452	222,283,372
Basic weighted average shares outstanding	213,275,229	213,251,710		213,168,730	213,339,478

Offices opened during the Second Quarter of 2008 (• = Full Service, + = Satellite)

ASIA	NEAR/MIDDLE EAST
•Suzhou, People’s Republic of China (formerly a satellite of Shanghai)	+Mundra, India (satellite of Bombay)

Investors may submit written questions via e-mail to: investor@expeditors.com

Or by fax to: (206) 674-3459

Questions received by the end of business on August 7, 2008 will be considered in management’s 8-K “Responses to Selected Questions” expected to be filed on or about August 15, 2008.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	June 30,	December 31,
	2008	2007
Assets

Current assets:
Cash and cash equivalents	$703,488	$574,599
Short-term investments	410	674
Accounts receivable, net	982,725	933,519
Deferred Federal and state income taxes	7,885	8,278
Other current assets	53,456	17,627
Total current assets	1,747,964	1,534,697

Property and equipment, net	505,263	497,892
Goodwill, net	7,927	7,927
Other intangibles, net	7,216	7,832
Other assets	21,334	20,717

	$2,289,704	$2,069,065
Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	682,409	613,108
Accrued expenses, primarily salaries and related costs	158,427	129,669
Federal, state and foreign income taxes	31,343	26,976
Total current liabilities	872,179	769,753

Deferred Federal and state income taxes	76,923	55,533

Minority interest	18,050	17,208

Shareholders’ equity:
Preferred stock, par value $.01 per share.
Authorized 2,000,000 shares; none issued	—	—
Common stock, par value $.01 per share. Authorized 320,000,000 shares; issued and outstanding 212,995,326 shares at June 30, 2008 and 212,996,776 shares at December 31, 2007	2,130	2,130
Additional paid-in capital	32,567	50,006
Retained earnings	1,247,023	1,143,464
Accumulated other comprehensive income	40,832	30,971
Total shareholders’ equity	1,322,552	1,226,571

	$2,289,704	$2,069,065

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except share data)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues:
Airfreight	$658,882	$564,471	$1,258,645	$1,081,676
Ocean freight and ocean services	516,473	450,431	963,265	825,633
Customs brokerage and other services	278,900	243,716	539,666	470,255

Total revenues	1,454,255	1,258,618	2,761,576	2,377,564

Operating expenses:
Airfreight consolidation	517,683	437,446	978,782	827,090
Ocean freight consolidation	419,767	364,917	780,207	663,808
Customs brokerage and other services	119,480	101,681	230,934	197,956
Salaries and related costs	215,535	197,393	421,350	380,154
Rent and occupancy costs	19,374	15,744	38,809	32,411
Depreciation and amortization	10,056	10,275	19,828	19,850
Selling and promotion	9,744	9,581	19,248	18,677
Other	29,645	19,843	53,883	41,355
Total operating expenses	1,341,284	1,156,880	2,543,041	2,181,301

Operating income	112,971	101,738	218,535	196,263

Interest expense	(75)	118	(146)	104
Interest income	4,915	5,531	9,879	10,750
Other, net	(162)	1,675	1,112	2,430

Other income, net	4,678	7,324	10,845	13,284

Earnings before income taxes and minority interest	117,649	109,062	229,380	209,547

Income tax expense	46,043	43,315	91,253	84,475

Net earnings before minority interest	71,606	65,747	138,127	125,072

Minority interest	(357)	(258)	(406)	(295)

Net earnings	$71,249	$65,489	$137,721	$124,777

Diluted earnings per share	$0.32	$0.30	$0.62	$0.56

Basic earnings per share	$0.33	$0.31	$0.65	$0.58

Weighted average diluted shares outstanding	220,515,987	221,716,414	220,490,452	222,283,372

Weighted average basic shares outstanding	213,275,229	213,251,710	213,168,730	213,339,478

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
Operating Activities:
Net earnings	$71,249	$65,489	$137,721	$124,777
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for losses on accounts receivable	(396)	(869)	(573)	(355)
Deferred income tax expense	7,647	6,772	16,473	12,240
Excess tax benefits from stock plans	(7,889)	(5,291)	(9,395)	(21,623)
Stock compensation expense	11,323	12,043	22,603	23,503
Depreciation and amortization	10,056	10,275	19,828	19,850
Gain on sale of assets	(30)	(79)	(605)	(202)
Minority interest in earnings of consolidated entities	357	258	406	295
Other	515	354	932	688
Changes in operating assets and liabilities:
Increase in accounts receivable	(91,778)	(70,962)	(32,024)	(13,261)
Decrease (increase) in other current assets	622	173	677	(504)
Increase in accounts payable and other current liabilities	67,024	76,080	82,102	62,445
Decrease in income taxes payable, net	(32,697)	(7,311)	(23,437)	(4,842)

Net cash provided by operating activities	36,003	86,932	214,708	203,011

Investing Activities:
Decrease in short-term investments	169	76	216	162
Purchase of property and equipment	(14,316)	(12,904)	(24,526)	(26,342)
Proceeds from sale of property and equipment	139	119	181	498
Prepayment on long-term land lease	—	(2,848)	—	(2,848)
Deposit on building purchase and land lease	—	(5,056)	—	(5,056)
Other	(308)	(1,188)	55	(1,528)

Net cash used in investing activities	(14,316)	(21,801)	(24,074)	(35,114)

Financing Activities:
Net distributions to minority interests	—	(316)	(107)	(316)
(Repayments) borrowings of short-term debt, net	(810)	(17)	—	203
Proceeds from issuance of common stock	15,537	12,602	20,151	27,868
Repurchases of common stock	(50,970)	(56,597)	(69,588)	(128,995)
Excess tax benefits from stock plans	7,889	5,291	9,395	21,623
Dividends paid	(34,163)	(29,902)	(34,163)	(29,902)

Net cash used in financing activities	(62,517)	(68,939)	(74,312)	(109,519)

Effect of exchange rate changes on cash	3,352	2,034	12,567	5,306

(Decrease) increase in cash and cash equivalents	(37,478)	(1,774)	128,889	63,684

Cash and cash equivalents at beginning of period	740,966	576,816	574,599	511,358

Cash and cash equivalents at end of period	$703,488	$575,042	$703,488	$575,042

Interest and taxes paid:
Interest	75	127	146	138
Income tax	67,613	41,279	91,885	74,312

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	United	Other	Far		Australia/	Latin	Middle	Elimi-	Consoli-
	States	N. America	East	Europe	New Zealand	America	East	nations	dated
Three months ended June 30, 2008

Revenues from unaffiliated customers	$320,278	41,397	768,086	209,297	23,407	24,626	67,164	—	1,454,255
Transfers between geographic areas	$26,842	2,623	5,629	11,257	2,158	3,649	4,539	(56,697)	—
Total revenues	$347,120	44,020	773,715	220,554	25,565	28,275	71,703	(56,697)	1,454,255

Net revenues	$153,846	18,009	104,688	72,286	13,125	14,159	21,212	—	397,325
Operating income	$33,469	3,272	47,543	15,779	4,117	3,553	5,238	—	112,971
Identifiable assets at quarter end	$1,004,374	75,321	501,944	485,926	41,521	60,909	111,532	8,177	2,289,704
Capital expenditures	$7,159	855	3,207	1,684	159	505	747	—	14,316
Depreciation and amortization	$5,424	328	1,499	1,681	247	322	555	—	10,056
Equity	$1,462,274	37,101	399,486	185,411	26,884	30,550	56,451	(875,605)	1,322,552

Three months ended June 30, 2007

Revenues from unaffiliated customers	$260,796	32,765	710,104	162,100	17,057	19,377	56,419	—	1,258,618
Transfers between geographic areas	$25,856	1,989	4,470	8,172	1,853	3,078	3,340	(48,758)	—
Total revenues	$286,652	34,754	714,574	170,272	18,910	22,455	59,759	(48,758)	1,258,618

Net revenues	$143,206	15,377	100,479	58,600	9,812	10,950	16,150	—	354,574
Operating income	$31,459	2,941	46,587	11,951	2,658	2,354	3,788	—	101,738
Identifiable assets at quarter end	$893,335	69,599	431,106	395,022	30,617	37,310	82,642	(2,370)	1,937,261
Capital expenditures	$7,843	688	1,188	2,141	198	267	579	—	12,904
Depreciation and amortization	$5,304	331	1,222	2,393	225	417	383	—	10,275
Equity	$1,256,503	32,692	326,036	134,925	20,114	19,571	39,555	(714,363)	1,115,033

Six months ended June 30, 2008

Revenues from unaffiliated customers	$618,224	76,466	1,447,936	394,861	43,246	46,486	134,357	—	2,761,576
Transfers between geographic areas	$50,923	4,696	10,740	21,759	4,292	6,956	8,536	(107,902)	—
Total revenues	$669,147	81,162	1,458,676	416,620	47,538	53,442	142,893	(107,902)	2,761,576

Net revenues	$302,901	34,683	203,429	138,059	24,824	26,804	40,953	—	771,653
Operating income	$66,013	6,399	93,573	28,220	7,589	6,819	9,922	—	218,535
Identifiable assets at quarter end	$1,004,374	75,321	501,944	485,926	41,521	60,909	111,532	8,177	2,289,704
Capital expenditures	$10,795	1,191	6,510	3,294	353	776	1,607	—	24,526
Depreciation and amortization	$10,770	640	2,753	3,449	496	637	1,083	—	19,828
Equity	$1,462,274	37,101	399,486	185,411	26,884	30,550	56,451	(875,605)	1,322,552

Six months ended June 30, 2007

Revenues from unaffiliated customers	$506,521	60,851	1,312,135	318,479	31,840	38,748	108,990	—	2,377,564
Transfers between geographic areas	$48,354	3,967	8,450	15,933	3,550	5,584	6,763	(92,601)	—
Total revenues	$554,875	64,818	1,320,585	334,412	35,390	44,332	115,753	(92,601)	2,377,564

Net revenues	$278,673	30,077	193,632	114,627	18,739	20,745	32,217	—	688,710
Operating income	$59,522	5,670	91,471	22,102	5,062	4,406	8,030	—	196,263
Identifiable assets at quarter end	$893,335	69,599	431,106	395,022	30,617	37,310	82,642	(2,370)	1,937,261
Capital expenditures	$16,548	1,012	2,521	3,526	892	762	1,081	—	26,342
Depreciation and amortization	$10,473	662	2,597	4,130	425	817	746	—	19,850
Equity	$1,256,503	32,692	326,036	134,925	20,114	19,571	39,555	(714,363)	1,115,033